SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

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                                FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2006

                    PATRIOT TRANSPORTATION HOLDING, INC.
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         (Exact name of registrant as specified in its charter)



FLORIDA                  33-26115           59-2924957
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(State or other          (Commission        (I.R.S. Employer
jurisdiction             File Number)       Identification No.)
of incorporation)

1801 Art Museum Drive                       32207
Jacksonville, Florida
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 (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code:  (904) 396-5733

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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[  ] Pre-commencement communications pursuant to Rule 14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



                       CURRENT REPORT ON FORM 8-K

                 PATRIOT TRANSPORTATION HOLDING, INC.

                          October 4, 2006


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On October 4, 2006, a subsidiary of the Company (FRP) entered into a Joint Venture Agreement with Florida Rock Industries, Inc. (FRI). The Joint Venture Agreement establishes a real estate joint venture to develop approximately 4,400 acres of land near Brooksville, Florida. Under the terms of the joint venture, FRP has contributed its fee interest in approximately 3,500 acres that it leased to FRI under a long-term mining lease. FRI will continue to mine the property and pay royalties to FRP for as long as mining does not interfere with the development of the property.

     FRP also reimbursed FRI approximately $3 million for one-half of the acquisition costs of a 288 acre contiguous parcel recently acquired by FRI from a third party. The 288 acre parcel was contributed to the Joint Venture.

     FRI contributed 553 acres that it owns as well as its leasehold interest in the 3,500 acres that it leased from FRP. The joint venture will be jointly controlled by FRI and FRP, and they will each have a mandatory obligation to fund additional capital contributions of up to $2 million. Distributions will also be made on a 50-50 basis.

     The property does not yet have the necessary entitlements for real estate development. Approval to develop real property in Florida entails an extensive entitlements process involving multiple and overlapping regulatory jurisdictions and the outcome is inherently uncertain. The Company currently expects that the entitlement process may take several years to complete.

     In connection with the Joint Venture, the Company also extended certain lease agreements between FRP and FRI on FRI's corporate headquarters in Jacksonville, Florida, and the Astatula and Marion Sand mining properties, also in Florida. The Company and FRI also agreed that a 2,500 acre tract of the Grandin mining property, in Florida, due to be released will remain subject to the lease and available for future mining.


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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              PATRIOT TRANSPORTATION HOLDING,INC.


Date: October 9, 2006        By:  /s/ Ray M. VanLandingham
                              ---------------------------------
                              Ray M. Van Landingham
                              Vice President, Finance and
				Administration
                              and Chief Financial Officer



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